EXHIBIT 10.23

US$390,000                                                          May 10, 2001

                                 PROMISSORY NOTE
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For value received, Michael McLay ("Executive"), residing at 359 Primrose Place,
Burlington Ontario L7N 1T7, Canada, promises to pay to the order of Storage Technology Corporation ("StorageTek"), the principal sum of Three Hundred Ninety Thousand United States Dollars (US$390,000.00), when due in accordance with the terms of this Promissory Note, in immediately available funds, at One StorageTek Drive, Louisville, Colorado 80028, USA, or at such other office within the United States as StorageTek may designate.

This Promissory Note shall be subject in all respects to the following terms and conditions:

1. Term.  Unless earlier due in accordance with the terms hereof, all amounts
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owing under this Promissory Note shall be due and payable in full on May 10,
2004, the third anniversary of Executive's date of hire (May 10, 2001).

2. Interest.  Interest shall accrue at the rate of 4.63% per annum on the
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outstanding principal amount of this Promissory Note. The accrued interest shall be due and payable annually, in full, on each anniversary date of the loan as described in paragraph 1 above, commencing on May 10, 2002.

3. Repayment.  If during the term of this Promissory Note, (a) the Executive's
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employment with StorageTek is terminated by means of a voluntary resignation by the Executive or by StorageTek for "cause", as said term is defined in the May 10, 2001, letter agreement entered into by the parties hereto (the "Letter Agreement"), or (b) the Executive sells or transfers the property located at 359 Primrose Place, Burlington, Ontario L7N 1T7, Canada, the Executive agrees to repay immediately upon the effective date of said termination, sale or transfer, the entire principal amount and accrued interest due on this Promissory Note. If during the term of this Promissory Note the Executive's employment with StorageTek is terminated by StorageTek other than for "cause", as said term is defined in the Letter Agreement, Executive agrees to repay within ninety (90 days) of the effective date of said termination, the entire principal amount and accrued interest due on this Promissory Note.

4. Prepayment.  Executive may prepay this Promissory Note, in whole or in part,
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from time-to-time, without penalty.

5. Notices.  All notices and communications required or permitted under this
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Promissory Note must be in writing and delivered by hand, fax, courier or first class mail.

6. Attorney's Fees.  If any action at law or in equity is necessary to enforce
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or interpret the terms of this Promissory Note, the prevailing party shall be entitled to reasonable attorney's fees and costs, in addition to any other relief to which such party may be entitled.

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7. Absolute Obligation.  No provision of this Promissory Note shall alter or
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impair the obligation of the Executive, which obligation is absolute and unconditional, to pay the amount of this Promissory Note at the time, place and in the manner herein described.

8. Governing Law.  This Promissory Note shall be governed by and construed in
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accordance with the laws of the State of Colorado, USA, excluding its conflict of laws provisions. Any action against the undersigned concerning this Promissory Note and the indebtedness evidenced hereby may be brought in any court of competent jurisdiction. The Executive hereby acknowledges the jurisdiction of any such courts and waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action.

9. Secured Note.  This Promissory Note is secured by the property located at
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359 Primrose Place, Burlington, Ontario L7N 1T7, Canada, pursuant to a mortgage dated as of the date hereof.

THE EXECUTIVE UNDERSTANDS THAT THIS IS A FULL RECOURSE PROMISSORY NOTE AND THAT THE HOLDER OF THIS PROMISSORY NOTE MAY, AT ITS OPTION, PROCEED AGAINST ASSETS OF THE EXECUTIVE IN THE EVENT OF A DEFAULT. THE EXECUTIVE HEREBY WAIVES PRESENTMENT OR DEMAND FOR PAYMENT, DISHONOR OR OTHER FORMALITY. THIS PROMISSORY NOTE IS DUE AND PAYABLE WITHOUT SET-OFF OR DEDUCTION OF ANY KIND.

This Promissory Note constitutes the entire agreement with respect to this subject matter, supercedes all previous discussions and agreements, and is signed and delivered as of May 10, 2001.

                                                   MICHAEL MCLAY



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Agreed and Accepted
Storage Technology Corporation


By
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Title
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